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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (date of earliest event reported) July 17, 2003

                          Commission file number Q4823

                             ACME UNITED CORPORATION
             (Exact name of registrant as specified in its charter)
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CONNECTICUT                                                      06-0236700
(State or other jurisdiction of
incorporation or organization)              (I.R.S. Employer Identification No.)

1931 BLACK ROCK TURNPIKE, Fairfield, Connecticut                06825
(Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (203) 332-7330

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes X No ?

Registrant had 3,298,551 shares outstanding as of July 17, 2003 of its $2.50 par value Common Stock.



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ACME UNITED CORPORATION


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 Item 9. Regulation FD Disclosure............................................. 3
 Signatures................................................................... 7






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ACME UNITED CORPORATION

Item 9. Regulation FD Disclosure - This disclosure is being furnished under Item 12, "Disclosure of Results of Operations and Financial Condition"



ACME UNITED CORPORATION            NEWS RELEASE
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               CONTACT: Paul G. Driscoll Acme United Corporation
                  1931 Black Rock Turnpike Fairfield, CT 06825
                    Phone: (203) 332-4102 FAX: (203) 576-1547
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                       FOR IMMEDIATE RELEASE July 18, 2003


ACME UNITED CORPORATION REPORTS 8% SALES INCREASE AND MORE THAN DOUBLE EARNINGS

FAIRFIELD, CONN. - July 18, 2003 - Acme United Corporation (ASE:ACU) today announced net income of $615,000 or $.17 per diluted share for the second quarter ending June 30, 2003 compared to $227,000 or $.06 per diluted share for the comparable period last year. Net income for the first six months ending June 30, 2003 was $693,000, or $.20 per share compared to $349,000, or $.10 per share in the comparable period last year.

         Net sales for the quarter ending June 30, 2003 were $10.1 million compared to $9.4 million in 2002, an increase of 8%. Net sales in the U.S. increased 8% due to the successful launch of new products. International sales increased by 8%, primarily due to currency gains. Net sales for the first six months ending June 30, 2003 were $17.3 million compared to $16.2 million in 2002, an increase of 7%.

         Walter C. Johnsen, President and CEO, said, "We are pleased with Acme's performance so far this year. Sales have increased due to new products and market share gains. Our patented titanium scissors have made good inroads at our school and office customers. We continue to see evidence that our new product efforts are being well received, and we expect this to continue to favorably impact results."

         Gross margins were 38.7% in the second quarter of 2003 versus 35.9% in the comparable period last year due to new product sales and improved productivity. For the first six months of 2003, gross margins were 39.3% compared to 34.1% in 2002.


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         Income before income taxes was $958,000 in the second quarter of 2003 compared with $299,000 in the second quarter of 2002, an increase of $659,000. Pretax income for the first six months was $1.3 million in 2003 compared to $437,000 in 2002.

         Income tax expense for the second quarter 2003 was $343,000 versus $72,000 in the second quarter of 2002. In 2002 the Company recognized a significant one-time income tax benefit associated with liquidating its UK business.

     The Company's debt less cash on June 30, 2003 was $5.8 million compared to $7.9 million on June 30, 2002. Acme repurchased 74,700 shares of Common Stock during the second quarter for $266,000. During the first six months of 2003, the Company repurchased 84,700 shares of Common Stock at a cost of $298,000.

         Mr. Johnsen said that orders continue to be strong, and that he is optimistic about the remainder the year.

         ACME UNITED CORPORATION is a specialized supplier of cutting devices, measuring instruments, and safety products for school, home, and office use.

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

                                      # # #


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                             ACME UNITED CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                           SECOND QUARTER REPORT 2003


                                          Quarter Ended        Quarter Ended
                                          June 30, 2003        June 30, 2002
Amounts in $000's except per share data    (Unaudited)          (Unaudited)
-----------------------------------------------------------------------------

Net Sales                                   $ 10,142              $ 9,398
Pre-Tax Income                                   958                  299
Net Income                                       615                  227
Earnings Per Share Basic                        0.18                 0.07
Earnings Per Share Diluted                      0.17                 0.06


                                         Six Months Ended     Six Months Ended
                                          June 30, 2003          June, 2002
Amounts in $000's except per share data    (Unaudited)          (Unaudited)
-----------------------------------------------------------------------------

Net Sales                                   $ 17,331             $ 16,153
Pre-Tax Income                                 1,310                  437
Net Income                                       693                  349
Earnings Per Share Basic                        0.21                 0.10
Earnings Per Share Diluted                      0.20                 0.10


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                             ACME UNITED CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                           SECOND QUARTER REPORT 2003

                                  (Unaudited)

Amounts in $000's
-----------------

Assets                                     June 30, 2003       June 30, 2002
------                                     ---------------------------------

Current Assets:
     Cash                                    $    252            $    245
     Accounts Receivable, Net                   9,447               9,981
     Inventories                                7,780               7,159
     Prepaid and Other current Assets             772               1,593
                                           ---------------------------------
Total Current Assets                           18,251              18,979
     Property and Equipment, Net                2,241               2,448
     Other Assets                                 432               1,347
                                           ---------------------------------
Total Assets                                 $ 20,924            $ 22,773
                                           =================================

Liabilities and Stockholders' Equity
Current Liabilities
     Notes Payable                              $ 208               $ 235
     Accounts Payable                           2,446               2,255
     Other Current Liabilities                  2,060               2,320
     Current Portion of Long Term Debt          3,793               4,132
                                           ---------------------------------
Total Current Liabilities                       8,507               8,942
Long-Term debt                                  2,065               3,807
Other Non Current Liabilities                     910                 782
                                           ---------------------------------
                                               11,482              13,531

Total Stockholders' Equity                      9,442               9,242
                                           ---------------------------------
Total Liabilities and Stockholders' Equity   $ 20,924            $ 22,773
                                           =================================

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



ACME UNITED CORPORATION

By            /s/ WALTER C. JOHNSEN
         ------------------------------
                Walter C. Johnsen
                 President and
             Chief Executive Officer

Dated:  July 17, 2003



By            /s/ PAUL G. DRISCOLL
         ------------------------------
                Paul G. Driscoll
               Vice President and
             Chief Financial Officer

Dated:  July 17, 2003


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